Exhibit 99.1
Source: Playlogic Entertainment, Inc.


                                                                   PRESS RELEASE

                          PLAYLOGIC ENTERTAINMENT, INC.
                            ANNOUNCES DELAY IN FILING
                                       OF
                        2005 ANNUAL REPORT ON FORM 10-KSB


AMSTERDAM - April 21, 2006 - Playlogic Entertainment, Inc. today announced that it was unable to file its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (the "2005 10-KSB") with the United States Securities and Exchange Commission ("SEC") by the extension deadline of April 17, 2006 (the "Extension Deadline").

The Company is still in the process of completing its financial statements for the year ended December 31, 2005. In its Form 12b-25 filed with the SEC on March 31, 2005, the Company disclosed that it was seeking a filing extension and would delay its filing of its 2005 10-KSB until the Extension Deadline .

The Company is working diligently to analyse and accurately report its financial performance, but because of the nature and complexity of the reverse merger accounting and the efforts associated with coordinating accounting firms based in the Netherlands and the US, the Company was unable to complete its financial statements for the year ended December 31, 2005 and file its 2005 10-KSB on or before the Extension Deadline and, as of the date hereof, the Company cannot accurately make a reasonable estimate of the quantitative operating/results of the Company after the merger. At this time, although the Company is working as quickly as possible to finalize its 2005 financial statements, the Company is unable to predict when it will be in a position to file the 2005 10-KSB. There are no outstanding material disagreements between the Company and its auditor S.
W. Hatfield, CPA, Dallas Texas.

As a result of the delay in the filing of the 2005 10-KSB, the Company will postpone its Annual Meeting of Stockholders, currently scheduled to be held in New York on May 3, 2006. The Company expects to hold its Annual Meeting of Stockholders as soon as practicable following the filing of the 2005 10-KSB.

On June 30, 2005, Donar Enterprises, Inc., the Company's predecessor ("Donar"), Playlogic International N.V., a corporation formed under the laws of The Netherlands ("Playlogic"), and the shareholders of Playlogic ("Playlogic Shareholders") entered into a Securities Exchange Agreement. Pursuant to this agreement, Playlogic Shareholders exchanged 100% of the issued and outstanding ordinary shares and preferred shares of Playlogic for an aggregate 21,836,924 shares of Donar's common stock. As a result of this transaction, Playlogic became Donar's wholly owned subsidiary, which now represents all of Donar's commercial operations, and Playlogic Shareholders control approximately 91% of the outstanding common stock of Donar, post-transaction. On August 1, 2005, Donar merged with a wholly owned subsidiary named Playlogic Entertainment, Inc., and in connection with such merger, Donar changed its name to Playlogic Entertainment, Inc.

The abovementioned share exchange on June 30, 2005 effected a change in control of the Company and was accounted for as a "reverse acquisition" whereby Playlogic is the accounting acquior for financial statements purposes. Accordingly, for all periods subsequent to June 30, 2005, the financial statements of the Company reflect the historical financial statements of Playlogic since its inception and the results of operations of the Company subsequent to June 30, 2005. The financial statements to be included in the 2005 10-KSB for the period ended December 31, 2005 will reflect the operations of Playlogic.




About Playlogic:

Playlogic Entertainment, Inc. is an independent publisher of entertainment software for consoles, PCs, handhelds, mobile devices, and other digital media. Playlogic, established in early 2002, publishes game concepts across various genres. The company distributes its products worldwide through all available channels, online and offline.